UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 100 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

As previously reported, on November 13, 2018, Regulus Therapeutics Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 did not satisfy the Nasdaq Global Market continued listing requirement set forth in Nasdaq Stock Market Rule 5450(b)(1)(A). Nasdaq subsequently approved the transfer of the Common Stock of the Company to the Nasdaq Capital Market and granted the Company an extension until May 13, 2019 to satisfy the Nasdaq Capital Market’s minimum stockholders’ equity requirement of $2.5 million (the “Stockholders’ Equity Requirement”). On May 10, 2019 the Company delivered a letter to Nasdaq providing notice of the initial closing on May 7, 2019 of a private placement financing and the Company’s belief that it has regained compliance with the Stockholders’ Equity Requirement. On May 13, 2019, the Company received a letter from Nasdaq confirming that Nasdaq has determined that the Company currently complies with the Stockholders’ Equity Requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if the Company fails to evidence compliance upon filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, then the Company may be subject to delisting from the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: May 15, 2019	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer